Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen Connecticut Dividend
Advantage Municipal Fund 3
333-163496
811-21154

On, February 3, 2010, under Form N-2, accession number,
0001193125-10-020500, a copy of the form of Statement
Establishing and Fixing the Rights and Preferences of MuniFund Term Preferred Shares, considered to be an amendment to the Declaration of Trust of the above-referenced trust, was filed with the SEC as Appendix A to the Statement of Additional
Information in the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.